EXHIBIT 32.1

    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Catcher Holdings, Inc. (the "Company") on Form 10-QSB for the quarter ended September 30, 2005 filed with the Securities and Exchange Commission (the "Report"), I, Charles Sander, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.



Date:    November 9, 2005           /s/ Charles Sander
                                    _____________________________________
                                    Charles Sander
                                    Chief Executive Officer of
                                    Catcher Holdings, Inc.

This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.


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